UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2004

Motorola, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zipcode)

(847) 576-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

The Motorola Code of Business Conduct, which applies to all employees, was amended effective September 29, 2004. The amendments to the Code are briefly described below and the revised Code is furnished as an exhibit to this filing. The amended Code can also be found on the corporate governance page of the Motorola website at www.motorola.com/investor.

The amendments to the Code describe the Audit Committee Line and formalize the following: the requirement for managers to report indications of unethical or illegal conduct; the existing requirement to cooperate with audits and investigations; that Motorola will provide fair, accurate and easily understandable information to the public; a disclosure requirement regarding close relationships that might make it appear that an employee favors another company to the detriment of Motorola’s interests; a prohibition of employees receiving a favorable loan as a result of their position and that employees are expected to report possible unethical or illegal conduct.

Item 9.01. Financial Statements and Exhibits.

(c) The following is filed as an Exhibit to this Report.

Exhibit Number 14.1        Motorola Code of Business Conduct, amended as of September 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Dated: October 1, 2004	By:	/s/ A. Peter Lawson
A. Peter Lawson
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT
14.1	Motorola Code of Business Conduct, amended as of September 29, 2004